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                                                                    EXHIBIT 99.1


                          [MARKETING SPECIALISTS LOGO]

FOR IMMEDIATE RELEASE
FEBRUARY 2, 2000



CONTACTS
--------
GERALD LEONARD, PRESIDENT &                       RANDALL OXFORD, MEDIA RELATION
CHIEF EXECUTIVE OFFICER                           972.349.6580
781.828.4800


                         MARKETING SPECIALISTS ANNOUNCES
                             MANAGEMENT REALIGNMENT

              NEW ORGANIZATION WILL ENABLE COMPANY TO BETTER SERVE
                      NEEDS OF MANUFACTURERS AND RETAILERS


         DALLAS, TX... FEBRUARY 2, 2000 - Marketing Specialists Corporation (Nasdaq/NMS:MKSP), one of the nation's leading food brokers, today announced a realignment of senior management that will enhance the company's ability to respond to the changing needs of manufacturers the Company represents to retailers across the nation.

         Bruce Butler, most recently chief operating officer, will serve as president of brand development. In his new position, Mr. Butler will head the Company's team of national business development managers who oversee the growing number of manufacturers whom Marketing Specialists represents on a national basis. The Company's vice president of meat/deli also will report to Mr. Butler. After launching his career in 1975 in the Detroit area, Mr. Butler came to Marketing Specialists in 1991 and has held several management positions.

         Glenn Gillam, formerly president of the Company's Northern division, has been named president of broker operations. In his new position, Mr. Gillam will have fiscal and operational responsibilities for the entire supermarket trade channel. In addition, division presidents and vice presidents of health and beauty care/general merchandise, confection/convenience, and retail will report to Mr. Gillam. After starting his career with Richardson-Vick in 1973, Mr. Gillam held various positions at No-Nonsense Fashions until 1980, when he entered the brokerage business.




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He joined Merkert Enterprises (now Marketing Specialists) in 1983 and has held numerous sales and management positions.

         Robin Schofield will retain the title of president of channel marketing, responsible for managing the rapidly growing "channel" trade classes, including specialty foods. Mr. Schofield began his career in 1975 with Standard Brands/Nabisco. Since joining Marketing Specialists in 1992, he has held several management positions and is credited with developing the Company's successful mass merchandiser division.

         Announcing the management realignment, Marketing Specialists President and Chief Executive Officer Gerald Leonard stated, "Everything we do at Marketing Specialists is geared toward better representing the manufacturers and retailers across the country with whom we partner. The continuing consolidation among manufacturers and retailers, as well as rapidly changing marketplace dynamics, dictate a streamlined organization that can respond quickly, mobilizing the resources and market strategies that will build sales volume and enhance brand equity for the products we represent.

         "The changes we announced today indicate our willingness to continue to mold our organization around the needs of our business partners," added Mr. Leonard. "Having completed several strategic acquisitions over the past two years that enable us to offer manufacturers national representation, Marketing Specialists will continue to focus on developing `go-to-market' strategies that provide our business partners with decisive, competitive advantages."

         Marketing Specialists (f/k/a Merkert American Corporation) provides outsourced sales, marketing and merchandising services to manufacturers of food and other consumer products. With some 7,000 associates located in 65 offices throughout the nation, Marketing Specialists is one of the two largest food brokers in the United States.

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This press release contains forward-looking statements within the meaning of
Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Marketing Specialists. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, Marketing Specialists' ability to consummate any of the transactions contemplated by the letters of intent to which Marketing Specialists is a party; Marketing Specialists' ability to successfully integrate any future and past acquisitions; principal realignment as a result of the completed Richmont merger; the competitive environment; and general economic conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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